As filed with the Securities and Exchange Commission on May 7, 2018.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	11-6040273
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael F. Colosi, Esq.

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Kenneth B. Wallach, Esq.

Xiaohui (Hui) Lin, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10019

(212) 455-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value	(1)	(1)	(1)	(1)(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate amount of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

PROSPECTUS

Weight Watchers International, Inc.

Common Stock

The selling shareholder may offer and sell from time to time shares of our common stock.

The selling shareholder will determine when and how to sell shares of our common stock offered hereby, which may be sold on a continuous or delayed basis directly, to or through agents, dealers, brokers or underwriters as designated from time to time, or through a combination of these methods. The selling shareholder reserves the sole right to accept, and they and any agents, dealers, brokers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock. If any agents, dealers, brokers or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholder.

Each time that the selling shareholder sells shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered and the prices at which the shares of our common stock are sold. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WTW.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2018.

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with any other information or represent anything about us or this offering that is not contained in or incorporated by reference into this prospectus or a prospectus supplement. If you receive any such other information or representation, it should not be relied upon as having been authorized by us or the selling shareholder. We take no responsibility for, and can provide no assurance as to the accuracy of, any other information that others may give you. We and the selling shareholder are not making an offer to sell, or soliciting an offer to buy, any of these shares of common stock in any jurisdiction where, or to any person to whom, an offer, solicitation or sale is not permitted. Shares of common stock are being offered for sale only in places where offers and sales are permitted.

You should not assume that the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf, is accurate as of any date other than the date on the front cover of the relevant document. Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the front cover of the relevant document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock that the selling shareholder may offer. Each time the selling shareholder sells shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered and the prices at which those shares of our common stock are sold. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference into this prospectus or the applicable prospectus supplement. See “Incorporation of Certain Information by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference into this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business, including Weight Watchers®, PointsPlus®, ProPoints®, SmartPoints®, Points®, WW FreestyleTM and the WW logo. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference into this prospectus or such

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prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, the statements about our plans, strategies and prospects under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have generally used the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim,” “target” and similar expressions in this prospectus and the documents incorporated by reference herein to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in these forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods;

•	our ability to continue to develop new, innovative services and products and enhance our existing services and products or the failure of our services, products or brands to continue to appeal to the market, or our ability to successfully expand into new channels of distribution or respond to consumer trends;

•	the ability to successfully implement new strategic initiatives;

•	the effectiveness of our advertising and marketing programs, including the strength of our social media presence;

•	the impact on our reputation of actions taken by our franchisees, licensees, suppliers and other partners;

•	the impact of our substantial amount of debt, and our debt service obligations and debt covenants;

•	the inability to generate sufficient cash to service our debt and satisfy our other liquidity requirements;

•	uncertainties regarding the satisfactory operation of our technology or systems;

•	the impact of security breaches or privacy concerns;

•	the recognition of asset impairment charges;

•	the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate our workforce;

•	the inability to renew certain of our licenses, or the inability to do so on terms that are favorable to us;

•	the expiration or early termination by us of leases;

•	risks and uncertainties associated with our international operations, including regulatory, economic, political and social risks and foreign currency risks;

•	uncertainties related to a downturn in general economic conditions or consumer confidence;

•	our ability to successfully make acquisitions or enter into joint ventures, including our ability to successfully integrate, operate or realize the anticipated benefits of such businesses;

•	the seasonal nature of our business;

•	the impact of events that discourage or impede people from gathering with others or accessing resources;

•	our ability to enforce our intellectual property rights both domestically and internationally, as well as the impact of our involvement in any claims related to intellectual property rights;

•	the outcomes of litigation or regulatory actions;

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•	the impact of existing and future laws and regulations;

•	our failure to maintain effective internal control over financial reporting;

•	the possibility that the interests of Artal Group S.A., together with its parents and its subsidiaries (“Artal”), who effectively controls us, will conflict with other holders of our common stock; and

•	other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission.

You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 30, 2017 (the “2017 10-K”) and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the 2017 10-K and our quarterly report on Form 10-Q for the three months ended March 31, 2018 could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this prospectus or to reflect the occurrence of unanticipated events or otherwise.

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SUMMARY

This summary highlights certain significant aspects of our business. This is a summary of information contained elsewhere or incorporated by reference into this prospectus or any prospectus supplement, is not complete, and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, any prospectus supplement, the documents incorporated herein or therein and any free writing prospectus prepared by us or on our behalf, before making an investment decision. In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Company,” “Weight Watchers,” “WWI” and similar terms refer to Weight Watchers International, Inc. and all of its subsidiaries.

Our Company

We are a global wellness company and the world’s leading commercial weight management program. We have helped millions of people around the world develop healthy habits and lose weight through a science-led, sensible, sustainable and personalized approach that fits into their lives. We connect with our members in the way they want to be engaged, digitally and at in-person meetings. We have built a growing and loyal member community and a company with strong revenue growth, margins and cash flow from operations.

Corporate Information

Our principal executive offices are located at 675 Avenue of the Americas, 6th Floor, New York, NY 10010. Our telephone number is (212) 589-2700. Our website address is https://www.weightwatchersinternational.com. The information on our website does not constitute part of, and is not incorporated into, this prospectus, and you should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement when making a decision as to whether to invest in our common stock.

RISK FACTORS

An investment in shares of our common stock involves a significant degree of risk. Before you decide whether to purchase the shares of common stock, you should carefully consider the risk factors contained in the 2017 10-K, which is incorporated by reference into this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus as well as any risks described in or incorporated by reference into any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of common stock pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business, financial condition or results of operations and impact the price of our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or results of operations and the price of our common stock could suffer. These risks also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

THE SELLING SHAREHOLDER

One or more affiliates of Artal will be the selling shareholder under any offering of common stock pursuant to this prospectus. As of the date of this prospectus, Artal Luxembourg S.A., an indirect subsidiary of Artal, is the record holder of all our shares owned by Artal.

Additional information about the selling shareholder will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of (1) 1.0 billion shares of common stock, no par value, and (2) 250,000,000 shares of preferred stock, no par value. Subject to the rights of our Board of Directors as described below, our authorized preferred stock currently consists of 1,000,000 shares designated as Series A Preferred Stock and 10,000,000 shares designated as Series B Junior Participating Preferred Stock (“Series B Preferred Stock”). No shares of preferred stock are issued or outstanding as of the date of this prospectus.

The following description of our capital stock and related matters is qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, a holder of more than 50% of the shares of our common stock can, if it so chooses, elect all of our directors. In that event, the holders of the remaining shares will not be able to elect any directors.

Dividend Rights. All shares of our common stock are entitled to share equally in any dividends our Board of Directors may declare from legally available sources. The covenants in our existing indebtedness, including our credit facilities and the indenture governing our 8.625% Senior Notes due 2025, impose certain restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to shareholders after payment of all of our prior obligations, including our preferred stock.

Other Matters. The holders of our common stock have no preemptive or conversion rights and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our Board of Directors has the authority, without any further vote or action by our shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any series of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of that series. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock;

•	delaying or preventing a change in control without further action by the shareholders; or

•	impeding or discouraging an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock.

As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our common stock.

Our Board of Directors has designated two series of preferred stock (Series A Preferred Stock and Series B Preferred Stock) of which no shares are issued and outstanding.

Series A Preferred Stock

Rank. The Series A Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks senior to our common stock, our Series B Preferred Stock and all other classes and series of capital stock of the Company, which by their terms expressly provide that they are junior to the Series A Preferred Stock. The Series A Preferred Stock ranks on a parity with each other class or series of capital stock the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock and junior to each other class or series of capital stock the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock.

Voting Rights. The holders of the Series A Preferred Stock generally have no voting rights with respect to their shares of Series A Preferred Stock, except with respect to an amendment, repeal or change in any of the provisions of the Company’s articles of incorporation or bylaws that would adversely affect the rights of the holders of the Series A Preferred Stock.

Dividend Rights. The holders of shares of the Series A Preferred Stock are entitled to receive, as and when declared and out of funds legally available therefor, dividends in cash on each share of Series A Preferred Stock at an annual rate equal to 6% of the Liquidation Value (as defined below). Such dividends are cumulative and will accrue and be payable annually in preference to dividends on any securities junior to the Series A Preferred Stock, including our common stock.

So long as any shares of the Series A Preferred Stock are outstanding, the Company may not purchase, redeem or retire any securities junior to the Series A Preferred Stock, including our common stock, subject to certain exceptions.

Liquidation Rights. The liquidation preference of the Series A Preferred Stock is $25.00 per share (the “Liquidation Value”). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock then outstanding are entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to 100% of the Liquidation Value for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment will be made or any assets distributed to the holders of any securities junior to the Series A Preferred Stock, including our common stock.

Redemption. The Company may redeem, in whole or in part, the Series A Preferred Stock, at any time or from time to time at a price per share equal to 100% of the Liquidation Value thereof plus 100% of the sum of accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last dividend payment date immediately prior to the redemption date).

Upon the occurrence of a change in control or a public offering of our common stock by Artal Luxembourg S.A., the Series A Preferred Stock is redeemable at the option of the holders thereof, in whole or in part at a redemption price per share payable in cash equal to 100% of the Liquidation Value plus accrued and unpaid dividends to the date of redemption (including an amount equal to a prorated dividend from the last dividend payment date immediately prior to the redemption date).

Series B Preferred Stock

Ranking. The Series B Preferred Stock ranks senior to our common stock and junior to our Series A Preferred Stock and all other series of the Company’s preferred stock, in each case as to the payment of dividends and the distribution of assets, unless the terms of any such other series provides otherwise.

Voting rights. Subject to certain adjustments, each share of Series B Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of our shareholders. The holders of shares of Series B Preferred Stock and the holders of shares of our common stock vote together as one class on all matters submitted to a vote of our shareholders. If at any time dividends on any Series B Preferred Stock is in arrears in an amount equal to six quarterly dividends thereon, holders of the Series B Preferred Stock will have certain rights, including the right to elect two directors, until such time when all accrued and unpaid dividends have been declared and paid or set apart for payment. Subject to certain exceptions or as otherwise provided by law, holders of Series B Preferred Stock have no special voting rights, and their consent will not be required (except to the extent they are entitled to vote with holders of our common stock) for taking any corporate action.

Dividend Rights. Subject to certain adjustments and any prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock are entitled to receive, in preference to the holders of our common stock and any other capital stock of the Company ranking junior to the Series B Preferred Stock, when, as and if declared by our Board of Directors, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) 100 times the aggregate per share amount of all cash dividends plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of our common stock or a subdivision of the outstanding shares of our common stock) declared on our common stock, subject to certain adjustment provisions.

The Company must declare a dividend or distribution on the Series B Preferred Stock immediately after it declares a dividend or distribution on our common stock (other than a dividend payable in shares of our common stock).

Liquidation Rights. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution will be made to the holders of shares of our capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions will be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of our common stock have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted to reflect such events as stock splits, stock dividends and recapitalizations with respect to our common stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and our common stock, respectively, holders of Series B Preferred Stock and holders of shares of our common stock will receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Series B Preferred Stock and common stock, on a per share basis, respectively.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series B Preferred Stock, then such remaining assets will be distributed ratably to the holders of the Series B Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets will be distributed ratably to the holders of our common stock.

Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding have been paid in full, the Company may not declare or pay dividends on, or redeem or purchase, any shares of capital stock ranking junior to the Series B Preferred Stock (including our common stock), subject to certain exceptions.

Consolidation, Merger, etc. Subject to certain adjustments, if the Company enters into any consolidation, merger, statutory share exchange or other transaction in which the shares of our common stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock will at the same time be similarly converted into, exchanged for or changed in an amount per share (subject to certain adjustments ) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of our common stock is changed or exchanged.

No Redemption. The shares of Series B Preferred Stock are not redeemable.

Authorized but Unissued Capital Stock

The listing requirements of the NYSE, which will apply so long as our common stock remains listed on the NYSE, require shareholder approval of certain issuances equal to or exceeding 20% of then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Virginia Law and Our Articles of Incorporation and Bylaws

Some provisions of Virginia law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Election and Removal of Directors

Our Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our shareholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of our directors.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

At any time that Artal or certain of its transferees beneficially owns a majority of our then outstanding common stock, directors may be removed with or without cause. At all other times, directors may be removed only with cause.

Board Meetings

Our bylaws provide that the chairman of the board or any two of our directors may call special meetings of the Board of Directors.

Shareholder Meetings

Our articles of incorporation provide that special meetings of shareholders may be called by the chairman of our Board of Directors or our president or by our Board of Directors. In addition, our articles of incorporation provide that Artal and certain of its transferees have the right to call special meetings of shareholders prior to the date it ceases to beneficially own 20% of our then outstanding common stock.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board of Directors or by Artal and certain of its transferees when nominating its director designees. In addition, our bylaws provide that so long as Artal or certain of its transferees beneficially owns a majority of our then outstanding common stock, the foregoing advance notice procedures for shareholder proposals will not apply to it.

Shareholder Action by Written Consent

Virginia law generally requires shareholder action to be taken only at a meeting of shareholders and permits shareholders of a public corporation to act only by written consent with the unanimous written consent of all shareholders.

Amendment of Articles of Incorporation and Bylaw Provisions

Amendment of the provisions described under “—Election and Removal of Directors” and “—Shareholder Meetings” above and the provisions described under this “—Amendment of Articles of Incorporation and Bylaw Provisions” in our articles of incorporation generally will require an affirmative vote of our directors, as well as the affirmative vote of at least 80% of our then outstanding voting stock, except that at any time that Artal or certain of its transferees beneficially owns a majority of our then outstanding common stock, such provisions of our articles of incorporation may be amended by the affirmative vote of a majority of our then outstanding voting stock. Amendments to any other provisions of our articles of incorporation generally require the affirmative vote of a majority of our then outstanding voting stock. Our bylaws may be amended by the affirmative vote of our directors or by the affirmative vote of at least 80% of our then outstanding voting stock.

Liability of Officers and Directors

Our articles of incorporation require us to indemnify any director, officer or employee who was or is a party to any claim, action or proceeding by reason of his being or having been a director, officer or employee of our company or any other corporation, entity or plan while serving at our request, unless he or she engaged in willful misconduct or a knowing violation of criminal law. Insofar as indemnification of directors, officers or persons controlling us for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

Anti-Takeover Statutes

We have opted out of the Virginia anti-takeover law regulating “control share acquisitions.” Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. Virginia law grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

We have opted out of the Virginia anti-takeover law regulating “affiliated transactions.” Under this law, certain material transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent.

Registrar and Transfer Agent

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “WTW.”

PLAN OF DISTRIBUTION

The selling shareholder may sell the shares of our common stock covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	directly to or through agents;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded.

Each time that the selling shareholder sells shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including:

•	the name or names of any underwriters, dealers, brokers or agents and the amounts of shares underwritten or purchased by each of them;

•	the offering price of the shares and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, brokers’ or agents’ compensation, as applicable;

•	any options under which underwriters may purchase additional shares from the selling shareholder; and

•	any securities exchange or market on which the shares may be listed or traded.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling shareholder may determine the price or other terms of the shares of our common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

If the selling shareholder sells securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with the selling shareholder and such resale prices may not be disclosed in the applicable prospectus supplement.

The selling shareholder may distribute the shares from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount of then-prevailing market prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares), unless otherwise specified in the prospectus supplement. The selling shareholder may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

The selling shareholder may sell the shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling shareholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The selling shareholder may authorize underwriters, dealers, brokers or agents to solicit offers by certain purchasers to purchase the shares from the selling shareholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers, brokers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Offered shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling shareholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “WTW”.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The selling shareholder may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

Agents, dealers, brokers and underwriters may be entitled to indemnification by us and the selling shareholder, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, brokers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the shares of common stock offered hereunder will be passed upon for us by our special Virginia counsel, Hunton Andrews Kurth LLP, Richmond, Virginia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room.

We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference into the registration statement and its exhibits and schedules. Our descriptions contained in or incorporated by reference into this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

You may request copies of any of our filings, at no cost, by telephone at (212) 589-2700; by mail at: 675 Avenue of the Americas, 6th Floor, New York, New York 10010, Attention: Secretary; or by visiting http://www.weightwatchersinternational.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

•	our annual report on Form 10-K for the fiscal year ended December 30, 2017, filed February 28, 2018;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2018, filed May 4, 2018;

•	our current report on Form 8-K filed on March 9, 2018;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed April 5, 2018, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on November 9, 2001 and amended on January 6, 2012, including all amendments and reports filed for the purpose of updating such description.

We incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date all of the securities offered hereby are sold (other than any portions thereof that are furnished and not filed and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K).

You can obtain any of the documents incorporated by reference into this prospectus from us, or from the SEC through the SEC’s Internet world wide website as described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this prospectus. We will deliver, without charge to the requester, to anyone receiving this prospectus including any beneficial owner, upon written or oral request, a copy of any or all of the information incorporated by reference into this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us as described above.

Prospectus

The date of this prospectus is May 7, 2018.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the offering (other than underwriting discounts and commissions) that will be borne by Weight Watchers International, Inc. are as follows:

SEC Registration Fee	$	*
Accountants’ Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees		**
Printing and Duplicating Expenses		**
Miscellaneous		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement or one more current reports on Form 8-K will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Weight Watchers International, Inc. is a Virginia corporation. The Virginia Stock Corporation Act (the “VSCA”) permits a Virginia corporation to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Registrant’s Amended and Restated Articles of Incorporation (the “Articles”) require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of the corporation’s shareholders and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. As permitted by the VSCA, the Articles eliminate the liability for monetary damages of a director or officer in a proceeding brought by or in the right of the Registrant or brought by or on behalf of the Registrant’s shareholders. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The Registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

i

Item 16. Exhibits.

(a)    Exhibits

See Index to Exhibits, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A, as filed on January 6, 2012 (File No. 001-16769))

3.2	Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc. to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A, as filed on January 6, 2012 (File No. 001-16769))

3.3	Amended and Restated Bylaws of Weight Watchers International, Inc., as of November 14, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed on November 18, 2013 (File No. 001-16769))

4.1	Specimen of stock certificate representing Weight Watchers International, Inc.’s common stock, no par value (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A, as filed on January 6, 2012 (File No. 001-16769))

5.1	Opinion of Hunton Andrews Kurth LLP**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney***

*	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein.
**	Filed herewith
***	Included on the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of May, 2018.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:	/s/ Mindy Grossman
Mindy Grossman
President, Chief Executive Officer and Director
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Mindy Grossman, Nicholas P. Hotchkin or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of May, 2018.

Signature	Title

/s/ Mindy Grossman Mindy Grossman	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Nicholas P. Hotchkin Nicholas P. Hotchkin	Chief Financial Officer and President, Emerging Markets (Principal Financial and Accounting Officer)

/s/ Raymond Debbane Raymond Debbane	Director

/s/ Steven M. Altschuler Steven M. Altschuler	Director

/s/ Philippe J. Amouyal Philippe J. Amouyal	Director

/s/ Cynthia Elkins Cynthia Elkins	Director

/s/ Jonas M. Fajgenbaum Jonas M. Fajgenbaum	Director

v

Signature	Title

/s/ Denis F. Kelly Denis F. Kelly	Director

/s/ Sacha Lainovic Sacha Lainovic	Director

/s/ Thilo Semmelbauer Thilo Semmelbauer	Director

/s/ Christopher J. Sobecki Christopher J. Sobecki	Director

/s/ Oprah Winfrey Oprah Winfrey	Director

vi